Exhibit 99.1
Perot Systems Corporation
2300 West Plano Parkway
Plano, TX 75075
+1 972 577 0000
www.perotsystems.com
Media Contacts:
Perot Systems
Corporation
Joe McNamara
+1 972 577-6165
joe.mcnamara@ps.net
Investor Contact:
John Lyon
+1 972 577-6132
+1 972-577-6791 fax
john.lyon@ps.net
— Perot Systems News Release —
Perot Systems Reports First Quarter 2008 Financial Results
Plano, TX – April 29, 2008 — Perot Systems Corporation (NYSE: PER) today announced first quarter 2008 financial results:
•	Revenue was $680 million, an increase of 15% year-to-year over first quarter 2007 revenue of $590 million.

•	Earnings per share (diluted) was $.23, an increase of 21% over first quarter 2007 earnings per share (diluted) of $.19.

•	Operating profit margin expanded year-to-year by 0.7 percentage points to 6.5% for the first quarter of 2008.

•	New contract signings totaled $399 million for the first quarter of 2008, bringing the total value of new contracts signed during the past twelve months to $1.8 billion. Total bookings, which includes contract renewals, for the first quarter of 2008 totaled $1.3 billion, and includes the recently announced contract extension with Harvard Pilgrim Healthcare.

•	Operating Cash Flow and Capital Expenditures for the first quarter of 2008 totaled $20 million and $14 million, respectively. Trailing twelve month Operating Cash Flow and Capital Expenditures were $176 million and $68 million, respectively. As of March 31, 2008, Cash totaled $201 million.
During the first quarter of 2008, Perot Systems repurchased approximately 1.7 million shares of its Class A common stock at an average purchase price of $13.80 for a total of $24 million.

Perot Systems Earnings Release	2 of 8
“We began 2008 on a strong note,” said Peter Altabef, president and CEO of Perot Systems. “The growth we delivered demonstrates how far our business has advanced in the past year. Revenue, earnings and profit margins expanded as a result of winning new business, expanding existing relationships, achieving contract milestones, and producing operational efficiencies.”
Trend Information and Business Outlook
For the second quarter of 2008, Perot Systems expects revenue to range from $680 million to $695 million as a result of new sales-related revenue growth across all three lines of business. With sequential revenue growth coming predominately from new outsourcing contracts that, standard to the outsourcing business model, do not produce significant earnings in their initial months, earnings per share (diluted) is expected to be stable with first quarter 2008. Earnings per share (diluted) for the second quarter of 2008 is expected to range from $.22 to $.24.
Conference Call
Perot Systems will hold a conference call to review first quarter 2008 results of operations on April 29, 2008, at 10:15 a.m. EDT. Parties interested in participating may join the conference call via the Internet at www.perotsystems.com. Additionally, Perot Systems has published a downloadable summary of its first quarter 2008 financial results at www.perotsystems.com.

Perot Systems Earnings Release	3 of 8
Perot Systems Corporation
Condensed Consolidated Income Statements
For the Three Months Ended March 31, 2007 and 2008
(Millions of USD, except per share amounts)
Unaudited

	Three Months Ended
	March 31
	2007	2008
Revenue	$590	$680
Direct cost of services	485	562

Gross profit	105	118
Selling, general & admin	71	74

Operating income	34	44
Other income, net	—	2
Interest income (expense), net	—	(1)

Income before taxes	34	45
Provision for income taxes	11	17

Net income	$23	$28

Earnings per share (diluted) data:
Earnings per share (diluted)	$.19	$.23
Shares outstanding (diluted)	124	121

Perot Systems Earnings Release	4 of 8
Perot Systems Corporation
Revenue Summary
For the Three Months Ended March 31, 2008
(Millions of USD)
Unaudited

Revenue
1Q 2007	$590

Growth/(Decrease) Related to:
New contracts	18
TTM Acquisitions 1)	17
Commercial accounts	2

Industry Solutions	37

Government Services 2)	47

Consulting and Apps. Sol., gross 3)	13
Inter-segment eliminations 3)	(7)

1Q 2008	$680

		Year-to-
		Year	% of
	Revenue	Growth	Total
Healthcare 1)	$322	5%	47%
Commercial Solutions & Other	139	18%	21%

Industry Solutions	461	9%	68%

Government Services 2)	161	41%	24%

Consulting and Applications Solutions, gross 3)	84	18%	12%

Inter-segment eliminations 3)	(26)	37%	(4%)

Total	$680	15%	100%

Perot Systems Earnings Release	5 of 8
Perot Systems Corporation
Condensed Consolidated Balance Sheets
As of December 31, 2007 and March 31, 2008
(Millions of USD)
Unaudited

	As of	As of
	12/31/2007	3/31/2008
Cash and cash equivalents	$187	$201
Short-term investments	23	—
Accounts receivable, net	477	488
Prepaid expenses and other	70	92

Total current assets	757	781
Property, equip. & software, net	235	231
Goodwill	713	713
Other non-current assets	195	193

Total assets	$1,900	$1,918

Current liabilities	$330	$334
Long-term liabilities	327	331
Stockholders’ equity	1,243	1,253

Total liabilities & stockholders’ equity	$1,900	$1,918

Perot Systems Earnings Release	6 of 8
Perot Systems Corporation
Condensed Consolidated Statements of Cash Flows
For the Three Months Ended March 31, 2007 and 2008
(Millions of USD)
Unaudited

	Three Months Ended
	3/31/2007	3/31/2008
Net income	$23	$28
Depreciation and amortization	24	28
Changes in assets and liabilities (net of effects from acquisitions of businesses) and other non-cash items	(85)	(36)

Net cash provided by (used in) operating activities	(38)	20

Purchases of property, equipment & software	(21)	(14)
Acquisitions of businesses, net	(244)	1
Proceeds from sale of short-term investments, net	112	23
Other investing, net	(1)	1

Net cash provided by (used in) investing activities	(154)	11

Proceeds from issuance of long-term debt	75	—
Repurchases of common stock	—	(24)
Proceeds from issuance of common stock	10	4
Other financing activities	1	(1)

Net cash provided by (used in) financing activities	86	(21)

Effect of exchange rate changes on cash	1	4

Net cash flow	($105)	$14

Perot Systems Earnings Release	7 of 8
Footnotes
1.	Perot Systems acquired JJWild, Inc. (JJWild) on August 31, 2007. The acquisition of JJWild contributed $17 million of revenue for the first quarter of 2008. The operating results of JJWild are reported within the Industry Solutions line of business.

2.	Perot Systems acquired QSS Group, Inc. (QSS) on January 30, 2007. In the first quarter of 2008, Perot Systems realized a $25 million year-to-year revenue contribution resulting from recognizing a full quarter of revenue for QSS. The operating results of QSS are reported within the Government Services line of business.

3.	Gross revenue measures all services provided by Consulting and Applications Solutions, both direct-to-market and through our other lines of business. Inter-segment eliminations relate to the revenue associated with services provided by Consulting and Applications Solutions to our other lines of business.
About Perot Systems
Perot Systems is a worldwide provider of information technology services and business solutions. Through its flexible and collaborative approach, Perot Systems integrates expertise from across the company to deliver custom solutions that enable clients to accelerate growth, streamline operations and create new levels of customer value. Headquartered in Plano, Texas, Perot Systems reported 2007 revenue of $2.6 billion. The company has more than 23,000 associates located in North America, Europe, and Asia. Additional information on Perot Systems is available at http://www.perotsystems.com/.

Perot Systems Earnings Release	8 of 8
This press release contains forward-looking statements that are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. For factors that could affect our business and cause actual results to differ materially, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the U.S. Securities and Exchange Commission and available at http://www.sec.gov/, as updated in our Quarterly Reports on Form 10-Q filed after such Form 10-K, for additional information regarding risk factors. We disclaim any intention or obligation to revise any forward- looking statements whether as a result of new information, future developments, or otherwise.
###